SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 19, 2000
                        (Date of earliest event reported)


                            FORD MOTOR CREDIT COMPANY
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                    1-6368                  38-1612444
           (Commission File Number) (IRS Employer Identification No.)


 One American Road, Dearborn,  Michigan        48126
(Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code 313-322-3000

Item 5.  Other Events.

         The news release dated July 19, 2000 of Ford Motor Credit Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

         The news release  dated July 19, 2000 of Ford Motor Company is filed as
Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


                                    EXHIBITS

Designation         Description            Method of Filing


Exhibit 99.1       News Release            Filed with this Report
                   dated July 19, 2000
                   of Ford Motor Credit
                   Company with attachment.

Exhibit 99.2       News Release dated      Filed with this Report
                   July 19, 2000
                   of Ford Motor Company
                   with attachment.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

                                   FORD MOTOR CREDIT COMPANY
                                   (Registrant)

Date:  July 19, 2000                By: /s/R. P. Conrad
                                    -------------------------
                                            R. P. Conrad
                                            Assistant Secretary

                                  EXHIBIT INDEX

DESIGNATION                         DESCRIPTION

Exhibit 99.1                        News Release dated
                                    July 19, 2000 of
                                    Ford Motor Credit Company
                                    with attachment.

Exhibit 99.2                        News Release dated
                                    July 19, 2000 of
                                    Ford Motor Company
                                    with attachment.

                                                                    EXHIBIT 99.1
Contact: Daniel Jarvis

         Ford Credit

         313-594-2527
         djarvis1@ford.com

   IMMEDIATE RELEASE

   FORD CREDIT EARNS $388 MILLION IN THE SECOND QUARTER, UP 16 PERCENT

   DEARBORN, Mich., July 19, 2000 -- Ford Credit earned $388 million in the second quarter of 2000, up $53 million, or 16 percent, from second quarter 1999, Chairman and Chief Executive Officer Donald A. Winkler announced today. Earnings for the first half of 2000 total $741 million, up 17 percent from the first half of 1999.

   Compared with the second quarter of 1999, the increase in earnings reflects higher volume and improved net financing margin, offset partially by higher operating costs associated with the restructuring of North American operations. After-tax return on average equity for the quarter improved to
   13.4 percent from 12.3 percent a year earlier.

   "We are very pleased with our strong second-quarter performance. We believe both of our milestones - 10-percent earnings growth and improved return on equity - are within our reach, based on our accomplishments during the first half of the year," Winkler said. "Our strong earnings and breakthroughs, such as a record number of financing contracts, are the result of hard work by our talented and dedicated employees."

   Ford Credit's total net finance receivables increased to $156 billion at June 30, compared with $135 billion in same period of the previous year.

   Ford Credit is a wholly-owned subsidiary of Ford Motor Company and is the world's largest automotive finance company. Now in its 41st year, Ford Credit provides vehicle financing in 40 countries to more than 10 million customers and more than 11,500 automotive dealers. Ford Credit had total earnings of $1.3 billion in 1999, with a worldwide receivables base of more than $150 billion. More information about Ford Credit can be found on the World Wide Web at www.fordcredit.com.

                                      # # #







----------------------------------------------------------------------------
Communications, Ford Motor Credit Company, One American Road, P.O. Box 1732, Dearborn, Michigan 48121 Telephone: 313/594-1096; Fax: 313/390-2453
Internet:  http://www.fordcredit.com

             Ford Motor Credit Company and Consolidated Subsidiaries

                              OPERATING HIGHLIGHTS

                                                                                         Second Quarter
                                                                                ----------------------------
                                                                                      2000             1999
                                                                                ---------------    -----------

Income (in Millions)
------
     Income Before Income Taxes                                                 $      632.1       $       556.6
     Net Income                                                                        387.7               335.3
     Memo:  Depreciation Expense                                                $    2,018.1       $     1,954.1


Market Share

     Ford Retail & Lease     United States                                              49.8 %              42.5 %
                             Europe                                                     33.0                32.7

     Ford Wholesale          United States                                              82.4 %              83.3%
                             Europe                                                     94.8                95.9


Contract Volume - New and Used Retail/Lease (in Thousands)
---------------
     United States                                                                       980                835
     Europe                                                                              206                224
     Other International                                                                 172                147
                                                                                         ---                ---
         Total Contract Volume                                                         1,358              1,206
                                                                                       =====              =====


Assets (in Millions)
------
     Net Finance Receivables                                                    $    119,006       $    100,318
     Net Investment in Operating Leases                                               36,977             34,643
                                                                                      ------             ------
         Total Net Finance Receivables                                          $    155,983       $    134,961
     Other Assets                                                                     11,838             13,035
                                                                                ------------        -----------
         Total Assets                                                           $    167,821       $    147,996
                                                                                ============        ===========


Liabilities and Stockholder's Equity (in Millions)
------------------------------------
     Liabilities

         Debt - Payable within one year                                         $     63,382       $      69,450
         Debt - Payable after one year                                                77,571              54,984
                                                                                      ------              ------
              Total Debt                                                        $    140,953       $     124,434
         Other Liabilities                                                            14,710              12,144
                                                                                      ------              ------
              Total Liabilities                                                 $    155,663       $     136,578

     Minority Interests in Net Assets of Subsidiaries                                    417                 396
     Stockholder's Equity                                                             11,741              11,022
                                                                                      ------             -------
                  Total Liabilities and Stockholder's Equity                    $    167,821       $     147,996
                                                                                     =======             =======

                                                                    Exhibit 99.2


          News Release



Contact:  Media Inquiries          Securities Analysts     Shareholder Inquiries
           Karen Hampton           Mike Holland            800-555-5259 or
           313-594-4410            313-323-8221            313-845-8540



FOR RELEASE AT 7 A.M. (EASTERN DAYLIGHT)


FORD EARNS $2.7 BILLION BEFORE CHARGES IN SECOND QUARTER
17th Consecutive Quarter Of Operating Earnings Improvement
New Records For Operating Profits, Revenues And Vehicle Sales


DEARBORN, Mich., July 19, 2000 -- Ford Motor Company [NYSE: F] posted its 17th consecutive quarter of improved operating earnings in the second quarter with a record $2.7 billion, or $2.20 per diluted share of common and Class B stock, up 10 percent. The results compare with second quarter operating earnings in 1999 of $2.48 billion, or $2.00 per diluted share.

As previously announced, Ford posted after-tax one-time charges in the second quarter for asset impairments and restructuring costs in Europe totaling $1 billion (83 cents per share) and the spin-off of Visteon totaling $2.3 billion ($1.84 per share). Including these charges, Ford's after-tax net result was a loss of $577 million, or 47 cents per share. During the same period in 1999, Ford took an after-tax one-time charge of $146 million, or 11 cents a share, related to the acquisition of Volvo Car. Including this charge, Ford's second quarter 1999 net income totaled $2.34 billion or $1.89 a share.

Second-quarter revenues were a record $44.5 billion, up 6 percent from $41.9 billion in the second quarter of 1999.

______________________________________________________________________________
Financial News, The American Road, Dearborn, MI  48121-1899
Telephone: 313-594-4410; Fax:  313-594-3494
E-Mail: khampto2@ford.com; Internet: http://media.ford.com

"A strong overall product lineup and new hit products are driving our strong operating earnings momentum," said Jac Nasser, Ford Motor Company president and chief executive officer. "In addition, we are accelerating the transformation of Ford Motor Company, evidenced by the deployment of consumer-driven Six Sigma, our many e-business initiatives, our purchase of Land Rover, the difficult but decisive actions in Europe and the spin-off of Visteon Corporation."

On June 28, Visteon Corporation [NYSE: VC] became an independent company through a 100 percent distribution of Visteon stock to Ford shareholders. Visteon's second quarter earnings were reported separately yesterday and are included in Ford Motor Company's overall results as a discontinued operation, but excluded from the company's automotive results.

AUTOMOTIVE OPERATIONS
Ford Motor Company's worldwide automotive operating earnings were $2.1 billion in the second quarter, up 15 percent from the same period a year ago. Worldwide automotive revenues in the second quarter were $37.4 billion, up 5 percent compared with a year ago. Operating after-tax return on sales (ROS) was 5.6 percent, up half a point from last year's second quarter.

Worldwide vehicle unit sales were a record 1.99 million, compared with 1.93 million a year ago. Automotive cash was a record $25.6 billion at the end of the quarter, up $3.2 billion from the same period last year, excluding Visteon. Net cash was $14.8 billion, up $3.5 billion from a year ago.

North America: Automotive operations in North America earned an operating record $1.8 billion in the second quarter of 2000, up $127 million from the same period a year ago. After-tax ROS was 6.7 percent.

Total Ford Motor Company factory unit sales in the United States during the second quarter were up 5 percent from the same period a year ago to a record
1.19 million units. The strong sales pace was aided by the continued strong performance of the Ford Focus, Ford F-Series, Ford Explorer, Ford Expedition, Lincoln LS, Jaguar S-Type, Volvo S40 and Volvo V70.

Overseas Operations: Second quarter automotive operating earnings in Ford Motor Company's overseas operations, including Europe, South America and Asia-Pacific, totaled $228 million, up $147 million from the same period a year ago.

Excluding one-time charges, automotive operating earnings in Europe in the second quarter were $156 million, compared with $206 million in the same period a year ago.

"With our plan in place to improve efficiency, reduce capacity and fixed costs, and accelerate our product offensive with 45 significant new products over the next five years, we are confident our European operations are driving toward sustained profitable growth," said Nasser.

FORD CREDIT: Ford Credit earned $388 million in the second quarter, up 16 percent from the second quarter of 1999. Return on equity was 13.4 percent, up
1.1 percentage points from a year ago.

HERTZ: On July 14, the Hertz Corporation [NYSE: HRZ] announced record earnings of $104 million in the second quarter, up 18 percent. Ford Motor Company's share of Hertz' second-quarter earnings was $84 million.

DELIVERING SHAREHOLDER VALUE: "We have laid the groundwork for continued growth and success with our consumer focus, major product initiatives and restructuring actions," said Nasser. "This along with our strong earnings and cash flow momentum will allow the Company to continue to reward its shareholders."

In August, Ford Motor Company shareholders will vote on the company's Value Enhancement Plan (VEP). Under the VEP, Ford shareholders will exchange their current Ford common or Class B shares for new common or Class B shares, plus additional new Ford shares or cash up to $10 billion total.

                                      # # #



                                                   Ford Motor Company and Subsidiaries

                                                               HIGHLIGHTS
                                                               ----------

                                                                 Second Quarter                         First Half
                                                            ----------------------------          ---------------------------
                                                               2000            1999                 2000            1999
                                                            ------------    ------------          ------------   ------------
                                                                   (unaudited)                          (unaudited)
Worldwide vehicle unit sales of
 cars and trucks (in thousands)
- North America                                                 1,304           1,237                 2,613          2,457
- Outside North America                                           687             691                 1,289          1,246
                                                                -----           -----                 -----          -----
    Total                                                       1,991           1,928                 3,902          3,703
                                                                =====           =====                 =====          =====

Sales and revenues (in millions)
- Automotive                                                $  37,366       $  35,546             $  73,541      $  67,143
- Financial Services                                            7,153           6,361                13,872         12,313
                                                            ---------       ---------             ---------      ---------
    Total                                                   $  44,519       $  41,907             $  87,413      $  79,456
                                                            =========       =========             =========      =========

Net income (loss) (in millions)
- Automotive                                                $   1,052       $   1,651             $   2,604      $   3,097
- Financial Services                                              461             407                   841            735
                                                            ---------       ---------             ---------      ---------
   Income from continuing operations                            1,513           2,058                 3,445          3,832
- Discontinued operation (Visteon)                                162             280                   309            485
- Loss on spin-off of Visteon                                  (2,252)              -                (2,252)             -
                                                            ---------       ---------             ---------      ---------
    Total                                                   $    (577)      $   2,338             $   1,502      $   4,317
                                                            =========       =========             =========      =========

Capital expenditures (in millions)
- Automotive                                                $   1,453       $   1,566             $   2,952      $   2,709
- Financial Services                                              158             140                   464            284
                                                            ---------       ---------             ---------      ---------
    Total                                                   $   1,611       $   1,706             $   3,416      $   2,993
                                                            =========       =========             =========      =========

Automotive capital expenditures as a
  percentage of sales                                             3.9%            4.4%                  4.0%           4.0%

Stockholders' equity at June 30
- Total (in millions)                                       $  24,643       $  26,327             $  24,643      $  26,327
- Annualized after-tax return on Common
    and Class B stockholders' equity                             26.6%           38.7%                 22.0%          35.0%

Automotive net cash at June 30
  (in millions)
- Cash and marketable securities                            $  25,557       $  22,395             $  25,557      $  22,395
- Debt                                                         10,804          11,177                10,804         11,177
                                                            ---------       ---------             ---------      ---------
   Automotive net cash                                      $  14,753       $  11,218             $  14,753      $  11,218
                                                            =========       =========             =========      =========

After-tax return on sales
- North American Automotive                                       6.7%            6.7%                  6.4%           6.2%
- Total Automotive                                                2.9%            4.7%                  3.6%           4.7%

Shares of Common and Class B Stock
 (in millions)
- Average number outstanding                                    1,205           1,211                 1,206          1,211
- Number outstanding at June 30                                 1,205           1,210                 1,205          1,210

Common Stock price (per share)
(adjusted to reflect Visteon spin-off)
- High                                                      $55             $65-1/4               $55            $65-1/4
- Low                                                        40-3/8          50-1/2                39-3/8         50-1/2

AMOUNTS PER SHARE OF COMMON AND
  CLASS B STOCK AFTER PREFERRED
  STOCK DIVIDENDS

Income assuming dilution
- Automotive                                                $    0.86       $    1.33             $    2.12      $    2.50
- Financial Services                                             0.38            0.33                  0.69           0.59
                                                            ---------       ---------             ---------      ---------
   Subtotal                                                      1.24            1.66                  2.81           3.09
- Discontinued operation (Visteon)                               0.13            0.23                  0.25           0.39
- Loss on spin-off of Visteon                                   (1.84)              -                 (1.84)             -
                                                            ---------       ---------             ---------      ---------
    Total                                                   $   (0.47)      $    1.89             $    1.22      $    3.48
                                                            =========       =========             =========      =========

Cash dividends                                              $    0.50       $    0.46             $    1.00      $    0.92



                                                   Ford Motor Company and Subsidiaries

                                                           VEHICLE UNIT SALES
                                                           ------------------

                                              For the Periods Ended June 30, 2000 and 1999
                                                             (in thousands)



                                                    Second Quarter                           First Half
                                                 ------------------------              --------------------------
                                                  2000            1999                  2000              1999
                                                 --------        --------              --------          --------
                                                      (unaudited)                            (unaudited)

North America
United States
 Cars                                              445             448                   925               852
 Trucks                                            742             679                 1,464             1,419
                                                 -----           -----                 -----             -----
  Total United States                            1,187           1,127                 2,389             2,271

Canada                                              80              80                   159               137
Mexico                                              37              30                    65                49
                                                 -----           -----                 -----             -----

  Total North America                            1,304           1,237                 2,613             2,457

Europe
Britain                                            139             136                   254               262
Germany                                             83             111                   174               201
Italy                                               58              61                   107               111
Spain                                               54              54                    94                97
France                                              41              53                    83                91
Other countries                                    168             154                   308               253
                                                 -----           -----                 -----             -----

  Total Europe                                     543             569                 1,020             1,015

Other international
Brazil                                              35              34                    63                56
Australia                                           37              33                    61                64
Taiwan                                              19              15                    41                32
Argentina                                           12              14                    27                29
Japan                                                8               9                    17                16
Other countries                                     33              17                    60                34
                                                 -----           -----                 -----             -----

  Total other international                        144             122                   269               231
                                                 -----           -----                 -----             -----

Total worldwide vehicle unit sales               1,991           1,928                 3,902             3,703
                                                 =====           =====                 =====             =====


Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers.


                                                   Ford Motor Company and Subsidiaries

                                                    CONSOLIDATED STATEMENT OF INCOME
                                                    --------------------------------
                                              For the Periods Ended June 30, 2000 and 1999
                                                              (in millions)

                                                                    Second Quarter                    First Half
                                                               --------------------------      --------------------------
                                                                 2000            1999             2000           1999
                                                               ----------     -----------      -----------     ----------
                                                                      (unaudited)                     (unaudited)
AUTOMOTIVE
Sales                                                          $37,366        $35,546          $73,541         $67,143

Costs and expenses (Notes 5 & 6)
Costs of sales                                                  33,515         30,796           65,093          58,533
Selling, administrative and other expenses                       2,458          2,296            4,723           4,073
                                                               -------        -------          -------         -------
  Total costs and expenses                                      35,973         33,092           69,816          62,606

Operating income                                                 1,393          2,454            3,725           4,537

Interest income                                                    389            346              757             685
Interest expense                                                   327            337              645             622
                                                               -------        -------          -------         -------
  Net interest income                                               62              9              112              63
Equity in net income (loss) of affiliated companies                 29            (12)              (3)             22
Net revenue (expense) from transactions with
  Financial Services                                                20            (17)              10             (45)
                                                               -------        -------          -------         -------

Income before income taxes - Automotive                          1,504          2,434            3,844           4,577

FINANCIAL SERVICES
Revenues                                                         7,153          6,361           13,872          12,313

Costs and expenses
Interest expense                                                 2,311          1,825            4,524           3,713
Depreciation                                                     2,398          2,391            4,606           4,548
Operating and other expenses                                     1,249          1,101            2,460           2,098
Provision for credit and insurance losses                          411            372              865             763
                                                               -------        -------          -------         -------
  Total costs and expenses                                       6,369          5,689           12,455          11,122
Net revenue (expense) from transactions with
  Automotive                                                       (20)            17              (10)             45
                                                               -------        -------          -------         -------

Income before income taxes - Financial Services                    764            689            1,407           1,236
                                                               -------        -------          -------         -------

TOTAL COMPANY
Income before income taxes                                       2,268          3,123            5,251           5,813
Provision for income taxes                                         728          1,034            1,750           1,927
                                                               -------        -------          -------         -------
Income before minority interests                                 1,540          2,089            3,501           3,886
Minority interests in net income of subsidiaries                    27             31               56              54
                                                               -------        -------          -------         -------
Net income from continuing operations                            1,513          2,058            3,445           3,832
Net income from discontinued operation (Note 2)                    162            280              309             485
Loss on spin-off of discontinued operation (Note 2)              2,252              -            2,252               -
                                                               -------        -------          -------         -------
Net income (loss)                                              $  (577)       $ 2,338          $ 1,502         $ 4,317
                                                               =======        =======          =======         =======
Income (loss) attributable to Common and Class B
  Stock after preferred stock dividends                        $  (580)       $ 2,335          $1,495          $ 4,310

Average number of shares of Common and Class B
  Stock outstanding                                              1,205          1,211           1,206            1,211

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK

Basic Income (Note 10)
    Net income (loss) from continuing operations               $  1.26        $  1.70          $  2.87         $  3.17
    Net income (loss)                                            (0.48)          1.93             1.25            3.57
Diluted Income (Note 10)
    Net income (loss) from continuing operations               $  1.24        $  1.66          $  2.81         $  3.09
    Net income (loss)                                            (0.47)          1.89             1.22            3.48

Cash dividends                                                 $  0.50        $  0.46          $  1.00         $  0.92


The accompanying notes are part of the financial statements.



                                                   Ford Motor Company and Subsidiaries

                                                       CONSOLIDATED BALANCE SHEET
                                                       --------------------------
                                                              (in millions)
                                                                                             June 30,         December 31,
                                                                                               2000               1999
                                                                                           --------------    ---------------
                                                                                            (unaudited)
ASSETS
Automotive
Cash and cash equivalents                                                                   $  6,989          $  2,793
Marketable securities                                                                         18,568            18,943
                                                                                            --------          --------
   Total cash and marketable securities                                                       25,557            21,736

Receivables                                                                                    3,897             5,267
Inventories (Note 7)                                                                           6,251             5,684
Deferred income taxes                                                                          2,886             3,762
Other current assets                                                                           5,022             3,831
Current receivable from Financial Services                                                     1,869             2,304
                                                                                            --------          --------
   Total current assets                                                                       45,482            42,584

Equity in net assets of affiliated companies (Note 3)                                          5,349             2,539
Net property                                                                                  34,677            36,528
Deferred income taxes                                                                          3,587             2,454
Net assets of discontinued operation (Note 2)                                                      -             1,566
Other assets                                                                                  12,262            13,530
                                                                                            --------          --------
   Total Automotive assets                                                                   101,357            99,201

Financial Services
Cash and cash equivalents                                                                      1,675             1,588
Investments in securities                                                                        582               733
Finance receivables, net                                                                     121,217           113,298
Net investment in operating leases                                                            46,385            42,471
Other assets                                                                                  10,919            11,123
Receivable from Automotive                                                                     2,445             1,835
                                                                                            --------          --------
   Total Financial Services assets                                                           183,223           171,048
                                                                                            --------          --------

   Total assets                                                                             $284,580          $270,249
                                                                                            ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                              $ 14,840          $ 14,292
Other payables                                                                                 3,933             3,778
Accrued liabilities                                                                           21,372            18,488
Income taxes payable                                                                           2,240             1,709
Debt payable within one year                                                                     862             1,338
                                                                                            --------          --------
   Total current liabilities                                                                  43,247            39,605

Long-term debt                                                                                 9,942            10,398
Other liabilities                                                                             31,906            29,283
Deferred income taxes                                                                            684             1,223
Payable to Financial Services                                                                  2,445             1,835
                                                                                            --------          --------
   Total Automotive liabilities                                                               88,224            82,344

Financial Services
Payables                                                                                       5,054             3,550
Debt                                                                                         149,063           139,919
Deferred income taxes                                                                          8,137             7,078
Other liabilities and deferred income                                                          6,916             6,775
Payable to Automotive                                                                          1,869             2,304
                                                                                            --------          --------
   Total Financial Services liabilities                                                      171,039           159,626

Company-obligated mandatorily redeemable preferred securities of a subsidiary
 trust holding solely junior subordinated debentures of the Company (Note 8)                    674               675

Stockholders' equity
 Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation preference
  of $177 million)                                                                                 *                 *
 Common Stock, par value $1.00 per share (1,151 million shares issued)                         1,151             1,151
 Class B Stock, par value $1.00 per share (71 million shares issued)                              71                71
Capital in excess of par value of stock                                                        4,936             5,049
Accumulated other comprehensive income                                                        (2,934)           (1,856)
ESOP loan and treasury stock                                                                  (1,404)           (1,417)
Earnings retained for use in business                                                         22,823            24,606
                                                                                            --------          --------
   Total stockholders' equity                                                                 24,643            27,604
                                                                                            --------          --------

   Total liabilities and stockholders' equity                                               $284,580          $270,249
                                                                                            ========          ========
- - - -

*Less than $1 million
The accompanying notes are part of the financial statements.
Visteon is reflected as a discontinued operation (Note 2)


                                                   Ford Motor Company and Subsidiaries

                                             CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                             ----------------------------------------------

                                              For the Periods Ended June 30, 2000 and 1999
                                                              (in millions)


                                                                            First Half 2000                First Half 1999
                                                                       ---------------------------    --------------------------
                                                                                       Financial                     Financial
                                                                        Automotive      Services       Automotive     Services
                                                                       -------------   -----------    -------------  -----------
                                                                              (unaudited)                    (unaudited)

Cash and cash equivalents at January 1                                  $ 2,793        $  1,588        $ 3,143       $  1,151

Cash flows from operating activities before securities trading            9,181           9,466          8,572          4,074
Net sales (purchases) of trading securities                                 419              60            762            (86)
                                                                        -------        --------        -------       --------
   Net cash flows from operating activities                               9,600           9,526          9,334          3,988

Cash flows from investing activities
 Capital expenditures                                                    (2,952)           (464)        (2,709)          (284)
 Acquisitions of receivables and lease investments                            -         (44,986)             -        (39,237)
 Collections of receivables and lease investments                             -          22,211              -         25,292
 Net acquisitions of daily rental vehicles                                    -          (2,469)             -         (1,901)
 Purchases of securities                                                 (2,261)           (302)          (878)          (533)
 Sales and maturities of securities                                       2,217             312            669            609
 Proceeds from sales of receivables and lease investments                     -           7,704              -          5,005
 Net investing activity with Financial Services                              45               -           (100)             -
 Cash paid for acquisitions (Note 3)                                     (2,060)            (76)        (5,834)             -
 Other                                                                        -             190            (57)            (6)
                                                                        -------        --------         -------       -------
   Net cash used in investing activities                                 (5,011)        (17,880)        (8,909)       (11,055)

Cash flows from financing activities
 Cash dividends                                                          (1,578)              -         (1,122)            (2)
 Issuance (purchases) of Common Stock                                      (192)              -           (246)             -
 Changes in short-term debt                                                (707)         (5,588)            84          6,263
 Proceeds from issuance of other debt                                       205          22,321          1,619         13,874
 Principal payments on other debt                                          (424)         (7,574)          (117)       (13,596)
 Net debt repayments (new debt) with discontinued operations                650               -           (961)             -
 Net cash distribution (to) from discontinued operations                    (85)              -            232              -
 Net financing activity with Automotive                                       -             (45)             -            100
 Other                                                                      694             517            539            (26)
                                                                        -------        --------        -------       --------
   Net cash (used in)/provided by financing activities                   (1,437)          9,631             28          6,613

Effect of exchange rate changes on cash                                      (1)           (145)           (43)          (187)
Net transactions with Automotive/Financial Services                       1,045          (1,045)          (717)           717
                                                                        -------        --------        -------       --------

   Net increase (decrease) in cash and cash equivalents                   4,196              87           (307)            76
                                                                        -------        --------        -------       --------

Cash and cash equivalents at June 30                                    $ 6,989        $  1,675        $ 2,836       $  1,227
                                                                        =======        ========        =======       ========


Visteon is reflected as a discontinued operation (Note 2)

The accompanying notes are part of the financial statements.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (unaudited)

1. Financial Statements - The financial data presented herein are unaudited, but in the opinion of management reflect those adjustments necessary for a fair presentation of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K (the "10-K Report") for the year ended December 31, 1999. For purposes of Notes to Financial Statements, "Ford" or the "Company" means Ford Motor Company and its majority owned subsidiaries unless the context requires otherwise. Certain amounts for prior periods were reclassified to conform with present period presentation.

2. Discontinued Operation - On April 12, 2000, the Ford Board of Directors approved a plan for the complete separation of Visteon Corporation from Ford by means of a tax-free spin-off in the form of a dividend on Ford Common and Class B Stock consisting of all shares of Visteon common stock. On June 28, 2000, Ford distributed 130 million shares of Visteon, which represented its 100% ownership interest, to Ford Common and Class B shareholders.

     Holders  of Ford  Common  and  Class B Stock on the  record  date  received
     0.130933 shares of Visteon common stock for each share of Ford stock, and participants in U.S. employee savings plans on the record date received $1.72 in cash per share of Ford stock, based on the volume-weighted average price of Visteon stock of $13.1326 per share on June 28, 2000. The total value of the distribution (including the $365 million cash dividend) was $2.1 billion or $1.72 per diluted share of Ford stock.

     As a result of the spin-off of Visteon, Ford recorded an after-tax loss of $2.3 billion. This represents the excess of the carrying value of Ford's net investment in Visteon over the market value of Visteon on the distribution date. Our financial statements have been restated to reflect Visteon as a "discontinued operation" for all periods shown. The balance sheet at June 30, 2000 no longer includes Visteon.

     Sales and selected income data for Visteon were (in millions):

                                                                   Second Quarter                 First Half
                                                              -------------------------     --------------------------
                                                                 2000           1999          2000             1999
                                                              -----------    ----------     ----------      ----------
         Sales to Ford                                           $4,571        $4,614        $9,047           $8,969
         Sales to non-Ford customers                                738           449          1,487             866
                                                                 ------        ------        -------          ------
             Total Sales                                         $5,309        $5,063        $10,534          $9,835
                                                                 ======        ======        =======          ======

         Income before income taxes                              $  266        $  449         $  503          $  762
         Provision for income taxes                                 (96)         (164)          (182)           (276)
         Minority interest in net income of
             subsidiaries                                            (8)           (5)           (12)             (1)
                                                                 ------        ------         ------          ------
             Net income                                          $  162        $  280         $  309          $  485
                                                                 ======        ======         ======          ======

3. Purchase of BMW's Land Rover business - On June 30, 2000, we purchased the Land Rover business from the BMW Group for a purchase price of approximately 2.8 billion euros. Approximately two-thirds of the purchase price (equivalent of $1.9 billion at June 30) was paid at time of closing. The remainder will be paid in 2005. The acquisition involves the entire Land Rover line of products, and related assembly and engineering facilities. It does not include Rover's passenger car business or financial services business.

     The acquisition will be accounted for as a purchase. The assets purchased, liabilities assumed and the results of operations of Land Rover will be included in our financial statements on a consolidated basis beginning in the third quarter of 2000. Our investment in Land Rover at June 30, 2000 is included in Equity in net assets of affiliated companies.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (unaudited)


4. Value Enhancement Plan - In April, 2000, our Board of Directors approved in principle a recapitalization of the Company, known as the Value Enhancement Plan. The recapitalization will be effected through the merger of Ford Value Corporation, a wholly owned subsidiary of the Company, with and into the Company pursuant to a Recapitalization Agreement and Plan of Merger, dated as of June 27, 2000 (the "Agreement"). On June 27, 2000, our Board of Directors approved the Agreement. The recapitalization is subject to shareholder approval; shareholders of record on June 27, 2000 will be eligible to vote on the recapitalization at a special meeting of shareholders scheduled for August 2, 2000.

     In the recapitalization, holders of the Company's Common and Class B Stock will exchange each share of Common or Class B Stock for one share of a new class of Common or Class B Stock (depending on the class owned before the recapitalization) and, at the holders' option, one of the following: (1) $20 in cash, subject to adjustment, (2) a fraction of a share of a new class of common stock with a value of $20, calculated as provided in the Agreement, or (3) a combination of cash and a new class of common stock, with an aggregate value of $20, also calculated as provided in the Agreement, with the relative cash and stock portions determined pursuant to a formula intended to result in a stockholder maintaining approximately 99% of his or her percentage ownership interest in the Company. The total cash distributed in the recapitalization will be limited to $10 billion.

5. Selected Automotive costs and expenses are summarized as follows (in millions):

                                             Second Quarter                      First Half
                                          ---------------------              ---------------------
                                            2000        1999                   2000        1999
                                          ---------    --------              ---------    --------
        Depreciation                       $718         $668                 $1,412       $1,284
        Amortization                        628          572                  1,202        1,133

6. European Charges - Following an extensive business review of the Ford Brand operations in Europe, the Company recorded a pre-tax charge in Automotive cost of sales of $1,568 million in the second quarter of 2000. This charge included $1.1 billion for asset impairments and $468 million for restructuring costs. The effect on after-tax earnings was $1,019 million.

     The asset impairment charge, attributable to excess capacity related to Ford's performance in the competitive and regulatory environment in Europe, reflected the write-down of certain long-lived assets from their carrying value to their estimated fair value, as determined by an independent valuation of Automotive Ford Brand operations in Europe.

     The restructuring charge included separation costs of $426 million and other exit-related costs of $42 million. Separation includes a workforce reduction of about 3,300 employees (2,900 hourly and 400 salaried) related to the planned cessation of vehicle production at the Dagenham (U.K.) Body and Assembly Plant, which will occur in two phases (in the third quarter 2000 and by first quarter 2002).

7.   Automotive Inventories are summarized as follows (in millions):

                                                                       June 30,          December 31,
                                                                         2000                1999
                                                                     -----------         ------------
           Raw materials, work in process and supplies                  $2,159              $2,035
           Finished products                                             4,092               3,649
                                                                        ------              ------
              Total inventories                                         $6,251              $5,684
                                                                        ======              ======

           U.S. inventories                                             $1,944              $1,811


8. Company-Obligated Mandatorily Redeemable Preferred Securities of a Subsidiary Trust - The sole asset of Ford Motor Company Capital Trust I (the "Trust"), which is the obligor on the Preferred Securities of such Trust, is $632 million principal amount of 9% Junior Subordinated Debentures due 2025 of Ford Motor Company.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (unaudited)

9. Comprehensive Income - Other comprehensive income includes foreign currency translation adjustments, minimum pension liability adjustments, and net unrealized gains and losses on investments in equity securities. Total comprehensive income is summarized as follows (in millions):

                                                 Second Quarter                      First Half
                                              ------------------------          -------------------------
                                                 2000           1999               2000           1999
                                              ----------     ---------          ----------     ----------
     Net income (loss)                        $  (577)       $2,338             $ 1,502        $ 4,317
     Other comprehensive income                  (481)         (335)             (1,078)          (443)
                                              -------        ------             -------        -------
       Total comprehensive income             $(1,058)       $2,003             $   424        $ 3,874
                                              =======        ======             =======        =======


     Effective January 1, 2000, the functional currency for Ford's automotive operations in Brazil was changed from the U.S. dollar to the Brazilian real in recognition of the primary currency of the environment in which Ford will operate. The lower translated value of fixed assets and inventories in the first quarter reduced other comprehensive income by about $350 million.

10. Income (loss) Per Share of Common and Class B Stock - Basic income per share of Common and Class B Stock is calculated by dividing the income attributable to Common and Class B Stock by the average number of shares of Common and Class B Stock outstanding during the applicable period, adjusted for shares issuable under employee savings and compensation plans.

     The calculation of diluted income per share of Common and Class B Stock takes into account the effect of dilutive potential common stock, such as stock options.

     Income (loss) per share of Common and Class B Stock was as follows (in millions, except per share amounts):

                                                                   Second Quarter 2000     Second Quarter 1999
                                                                   ---------------------  ----------------------
                                                                    Income      Shares     Income      Shares
                                                                   ----------  ---------  ----------  ----------
Net income from continuing operations                                $1,513      1,205      $2,058      1,211
Preferred stock dividend requirements                                    (3)         -          (3)         -
Issuable and uncommitted ESOP shares                                      -         (9)           -        (3)
                                                                     ------      -----      ------      -----
Basic income and shares from continuing operations                   $1,510      1,196      $2,055      1,208

Basic income per share from continuing operations                    $ 1.26                 $ 1.70
Basic income per share from discontinued operation                     0.14                   0.23
Basic loss per share on spin-off of discontinued operation            (1.88)                     -
                                                                     ------                 ------
Basic income (loss) per share                                        $(0.48)                $ 1.93

Basic income and shares from continuing operations                   $1,510      1,196      $2,055      1,208
Net dilutive effect of options                                            -         26           -         29
                                                                     ------      -----      ------      -----
Diluted income and shares from continuing operations                 $1,510      1,222      $2,055      1,237

Diluted income per share from continuing operations                  $ 1.24                 $ 1.66
Diluted income per share from discontinued operation                   0.13                   0.23
Diluted loss per share on spin-off of discontinued operation          (1.84)                     -
                                                                     ------                 ------
Diluted income (loss) per share                                      $(0.47)                $ 1.89

                                                                     First Half 2000         First Half 1999
                                                                   ---------------------  ----------------------
                                                                    Income      Shares     Income      Shares
                                                                   ----------  ---------  ----------  ----------
Net income from continuing operations                                $3,445      1,206      $3,832      1,211
Preferred stock dividend requirements                                    (7)         -          (7)         -
Issuable and uncommitted ESOP shares                                      -         (8)          -         (4)
                                                                     ------      -----      ------      -----
Basic income and shares from continuing operations                   $3,438      1,198      $3,825      1,207

Basic income per share from continuing operations                    $ 2.87                 $ 3.17
Basic income per share from discontinued operation                     0.26                   0.40
Basic loss per share on spin-off of discontinued operation            (1.88)                     -
                                                                     ------                 ------
Basic income per share                                               $ 1.25                 $ 3.57

Basic income and shares from continuing operations                   $3,438      1,198      $3,825      1,207
Net dilutive effect of options                                            -         25           -         30
                                                                     ------      -----      ------      -----
Diluted income and shares from continuing operations                 $3,438      1,223      $3,825      1,237

Diluted income per share from continuing operations                  $ 2.81                 $ 3.09
Diluted income per share from discontinued operation                   0.25                   0.39
Diluted loss per share on spin-off of discontinued operation          (1.84)                     -
                                                                     ------                 ------
Diluted income per share                                             $ 1.22                 $ 3.48

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (unaudited)

     11. Segment Information - Ford's business is divided into two business sectors - Automotive and Financial Services (including Ford Credit and Hertz); detail is summarized as follows (in millions):

                                               Financial Services Sector
                                            ---------------------------------
           Second                  Auto        Ford                  Other      Elims/
           Quarter                Sector      Credit      Hertz    Fin Svcs      Other        Total
                                ----------- ----------- ---------- ----------  ----------  ------------
2000
----
Revenues
  External customer             $ 37,366    $  5,778     $ 1,271    $   84     $    20     $ 44,519
  Intersegment                     1,338          41           7        62      (1,448)           -
                                --------    --------     -------    ------     -------     --------
    Total Revenues              $ 38,704    $  5,819     $ 1,278    $  146     $(1,428)    $ 44,519
                                ========    ========     =======    ======     =======     ========
Net income from continuing
  operations                    $  1,052    $    388     $   104    $  (18)    $   (13)    $  1,513

1999
----
Revenues
  External customer             $ 35,546    $  4,961     $ 1,162    $  247     $    (9)    $ 41,907
  Intersegment                     1,398          58           8        46      (1,510)           -
                                --------    --------     -------    ------     -------     --------
    Total Revenues              $ 36,944    $  5,019     $ 1,170    $  293     $(1,519)    $ 41,907
                                ========    ========     =======    ======     =======     ========
Net income from continuing
  operations                    $  1,651    $    335     $    88    $    2     $   (18)    $  2,058

                                               Financial Services Sector
                                            ---------------------------------
           First                   Auto        Ford                  Other      Elims/
           Half                   Sector      Credit     Hertz     Fin Svcs      Other       Total
                                ----------- ---------------------- ----------  ---------- -------------
2000
----
Revenues
  External customer             $ 73,541    $ 11,269    $ 2,402     $  182     $    19    $ 87,413
  Intersegment                     2,496          80         15        104      (2,695)          -
                                --------    --------    -------     ------     -------    --------
    Total Revenues              $ 76,037    $ 11,349    $ 2,417     $  286     $(2,676)   $ 87,413
                                ========    ========    =======     ======     =======    ========
Net income from continuing
  operations                    $  2,604    $    741    $   160     $  (29)    $   (31)   $  3,445

Total assets                    $104,363    $167,821    $11,451     $8,002     $(7,057)   $284,580

1999
----
Revenues
  External customer             $ 67,143    $  9,824    $ 2,189     $  303     $    (3)   $ 79,456
  Intersegment                     2,467         115         16         93      (2,691)          -
                                --------    --------    -------     ------     -------    --------
    Total Revenues              $ 69,610    $  9,939    $ 2,205     $  396     $(2,694)   $ 79,456
                                ========    ========    =======     ======     ========   ========
Net income from continuing
  operations                    $  3,097    $    635    $   137     $  (10)    $   (27)   $  3,832

Total assets a/                 $ 96,843    $147,996    $10,123     $7,684     $(6,481)   $256,165
        - - - - -


     a/ Net assets of discontinued operation of $1,938 as of June 30, 1999 is included in Auto Sector total assets.

     "Other Financial Services" data is an aggregation of miscellaneous smaller Financial Services Sector business components, including Ford Motor Land Development Corporation, Ford Leasing Development Company, Ford Leasing Corporation and Granite Management Corporation.

     "Eliminations/Other" data includes intersegment eliminations and minority interests. Interest income for the operating segments in the Financial Services Sector is reported as "Revenue".